EXHIBIT 99.1

Press contact:	Financial contact:
Tim Powers	Stacey Fitzgerald
RSA Security Inc.	RSA Security Inc.
(650) 295-7630	(781) 515-6021
tpowers@rsasecurity.com	investor@rsasecurity.com

For Immediate Release

RSA Security Announces Second Quarter Results

Company Generates 19% Revenue Growth and Earnings Per Share of $0.12; Financial Results and Guidance for Third Quarter to be Discussed on Conference Call Today at 4:30 p.m. E.D.T

BEDFORD, Mass., July 22, 2004 – RSA Security Inc. (NASDAQ: RSAS) today reported financial results for the second quarter ended June 30, 2004.

Revenue for the second quarter of 2004 increased 19% to $75.6 million from $63.4 million for the second quarter of 2003. Net income for the second quarter of 2004 increased 147% to $8.0 million, or $0.12 per diluted share, from $3.2 million, or $0.05 per diluted share, for the comparable period a year ago.

“Solid execution enabled us to accelerate revenue growth and increase profits yet again this quarter. Demand for our products was strong across the board; authenticator shipments remained robust, encryption sales exceeded our target, and web access management revenue reached a record high,” said Art Coviello, president and chief executive officer.

Second-Quarter Financial Highlights

•	Revenue: RSA Security increased its revenue on a sequential basis for the ninth consecutive quarter. The Company’s book-to-bill ratio for the second quarter was 1.1 to 1. RSA Security closed the quarter with $16 million in product and services backlog and $40.1 million in deferred revenue.

•	Net Income: The Company’s increased revenue, coupled with continued expense management, resulted in a higher level of gross margin, operating margin and net income. Gross margin expanded to 82.2% in the second-quarter of 2004 from 79.5% in the comparable period of 2003. Operating margin, meanwhile, grew to 15.3% from 8.8% in the year-ago quarter. RSA Security’s earnings increased on a sequential basis for the sixth consecutive quarter to $8.0 million.

•	Cash Position: The Company’s cash and marketable securities increased sequentially for the tenth consecutive quarter to $244.6 million on June 30, 2004. This compares with $207.3 million on December 31, 2003 and $129.4 million on June 30, 2003.

Operational Highlights

•	Customers and Partners: RSA Security shipped product to more than 4,800 customers in the second quarter, including 725 new customers. The Company’s partner channel contributed greatly to this success and comprised 74% of RSA SecurID® sales, compared with 72% in the second quarter of 2003.

•	RSA SecurID® for Microsoft® Windows® solution: RSA Security began an enterprise Beta Test Program for the RSA SecurID for Microsoft Windows two-factor authentication solution. The solution is designed to help Microsoft enterprise customers ensure that valuable desktop and network resources are accessible only to authorized users, whether they are working within or outside the firewall. The Company has received a significant number of requests from existing and potential customers to participate in this Beta Test Program. The formal launch of the RSA SecurID for Microsoft Windows solution is planned for the fall of 2004.

•	RSA® Federated Identity Manager: The Company announced RSA Federated Identity Manager in April. Formerly an integrated module of the RSA ClearTrust ®software, the new free-standing solution enables organizations to easily implement a federation system that can securely exchange trusted digital identities across the boundaries of corporate networks. Because RSA Federated Identity Manager interoperates with third-party identity and access management products as well as RSA ClearTrust software, the solution creates a compelling entry point for RSA Security into competitive accounts. The solution also delivers increased value for the Company’s existing customers through its one-of-a-kind integration with RSA SecurID authentication products. This integration facilitates the sharing of strongly authenticated digital identities, which ultimately increases the overall trustworthiness of the federation system.

•	RSA® Sign-On Manager: Announced in June, RSA Sign-On Manager is a new Secure Enterprise Access solution that combines RSA Security’s best-of-breed strong authentication products with Enterprise Single Sign-On (SSO). The solution delivers a wide range of strong user authentication options including tokens, smart cards and digital certificates; enterprise-class policy and credential management; and an innovative new secure self-service emergency access and password reset capability. These features are designed to translate to significantly reduced help desk costs from password resets, improved enterprise security, and increased end user productivity. Combined, these capabilities deliver the broadest range of secure enterprise access capabilities for Enterprise SSO from a single vendor.

“In the months ahead, we will continue to capitalize on the growth we see in the market,” Coviello said. “A high priority is working to grow the core strong authentication business by extending our solution to inside the firewall with the shipment of RSA SecurID for Microsoft Windows solution. At the same time, we will continue on our path to becoming the market-share leader in web access management. This growth strategy has enabled us to post strong results in recent quarters, and we believe that we can continue to deliver in the quarters ahead.”

Business Outlook

RSA Security’s financial guidance for the third quarter of 2004 assumes no material change in the global IT spending environment. This guidance is current as of today only, and is based upon the Company’s expectation of an effective tax rate of approximately 20% for 2004. RSA Security undertakes no obligation to update its estimates:

•	Total revenue in the range of $73 million to $76 million, or 13% to 18% year-over-year growth.

•	Diluted earnings per share in the range of $0.10 to $0.12, compared to $0.06 earnings per share a year ago.

Conference Call Details

In conjunction with this announcement, RSA Security will host a conference call today at 4:30 p.m. (EDT) to discuss the Company’s financial results and provide a business update. To access this call, dial (800) 361-0912 or (913) 981-5559. A replay of this conference call will be available for seven days at (888) 203-1112 or (719) 457-0820. Both live and replay numbers have a passcode of 101834.

In addition, a live webcast of this conference call will be available on the “Investor” page of the Company’s web site (www.rsasecurity.com). A replay of this webcast will be available for approximately three months.

About RSA Security Inc.

RSA Security Inc. helps organizations protect private information and manage the identities of people and applications accessing and exchanging that information. RSA Security’s portfolio of solutions — including identity & access management, secure mobile & remote access, secure enterprise access and secure transactions — are all designed to provide the most seamless e-security experience in the market. Our strong reputation is built on our history of ingenuity, leadership, proven technologies and our more than 15,000 customers around the globe. Together with more than 1,000 technology and integration partners, RSA Security inspires confidence in everyone to experience the power and promise of the Internet. For more information, please visit http://www.rsasecurity.com.

# # #

ClearTrust, RSA, and SecurID are either registered trademarks or trademarks of RSA Security Inc. in the United States and/or other countries. All other products and services mentioned are trademarks of their respective companies.

This press release contains forward-looking statements regarding RSA Security’s financial guidance for the third quarter of 2004, release date for the RSA SecurID for Microsoft Windows solution, the company’s future growth and the anticipated success of its products. These statements involve a number of risks and uncertainties. Some of the important factors that could cause actual results to differ materially from those indicated by the forward-looking statements are general economic conditions, including the sluggish global economy, changes in our operating expenses, the timing of the introduction or enhancement of our products and our competitors’ and strategic partners’ products, changes in product pricing, including changes in competitors’ pricing policies, development and performance of our direct and indirect distribution channels, delays in product development, competitive pressures, changes in customer and market requirements and standards, market acceptance of new products and technologies, technological changes in the computer industry, and the risk factors detailed from time to time in RSA Security’s periodic reports and registration statements filed with the Securities and Exchange Commission, including, without limitation, RSA Security’s Annual Report on Form 10-K filed on March 8, 2004.

Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2004	2003	2004	2003
Revenue
Products	$56,455	$47,063	$111,654	$92,620
Maintenance and professional services	19,122	16,339	35,891	32,047

Total revenue	75,577	63,402	147,545	124,667

Cost of revenue
Products	7,844	7,636	16,065	15,687
Maintenance and professional services	5,619	5,386	11,224	10,517

Total cost of revenue	13,463	13,022	27,289	26,204

Gross profit	62,114	50,380	120,256	98,463

Costs and expenses
Research and development	15,477	13,242	30,186	25,916
Marketing and selling	26,895	23,158	53,222	46,044
General and administrative (1)	6,596	8,408	14,169	17,925
Restructurings	1,601	—	1,601	—

Total	50,569	44,808	99,178	89,885

Income from operations	11,545	5,572	21,078	8,578
Interest expense and other	(1,623)	(1,869)	(2,968)	(3,720)
Income (loss) from investing activities	49	47	(70)	1,562

Income before provision for income taxes	9,971	3,750	18,040	6,420
Provision for income taxes	1,995	520	3,609	1,447

Net income	$7,976	$3,230	$14,431	$4,973

Basic earnings per share
Per share amount	$0.13	$0.06	$0.23	$0.09

Weighted average shares	62,344	58,107	61,761	57,687

Diluted earnings per share
Per share amount	$0.12	$0.05	$0.22	$0.08

Weighted average shares	62,344	58,107	61,761	57,687
Effect of dilutive equity instruments	4,496	3,253	4,420	2,583

Adjusted weighted average shares	66,840	61,360	66,181	60,270

(1) General and administrative expenses for the quarter ended June 30, 2004 were reduced by $1,639 for the reimbursement of legal fees associated with the Company’s successful defense of an arbitration. Excluding the reimbursement of legal fees, general and administrative expenses would have been $8,235 for the quarter ended June 30, 2004.

Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands, except share data)

	June 30,	December 31,
	2004	2003
ASSETS
Current assets
Cash and cash equivalents	$168,064	$207,323
Marketable securities	76,567	—
Accounts receivable (less allowance for doubtful accounts of $1,785 in 2004 and $1,849 in 2003)	34,837	34,085
Inventory	3,787	4,011
Prepaid expenses and other assets	5,328	6,641
Refundable income taxes	9,216	11,062
Deferred taxes	3,098	2,942

Total current assets	300,897	266,064

Property and equipment, net	66,242	68,149
Other assets
Goodwill, net	189,260	189,260
Other	5,631	6,879

Total other assets	194,891	196,139

Total assets	$562,030	$530,352

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Convertible debentures	$69,587	$78,877
Accounts payable	8,866	8,021
Accrued payroll and related benefits	13,634	16,246
Accrued expenses and other liabilities	19,036	19,730
Current portion of accrued restructurings	7,776	9,043
Income taxes accrued and payable	26,910	29,128
Deferred revenue	40,056	34,625

Total current liabilities	185,865	195,670

Deferred taxes, long-term	7,046	7,046
Accrued restructurings, long-term	16,840	18,861

Total liabilities	209,751	221,577

Stockholders’ equity	352,279	308,775

Total liabilities and shareholders’ equity	$562,030	$530,352

Condensed Consolidated Statements of Cash Flows
(Unaudited)
(In thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2004	2003	2004	2003
Cash flows from operating activities
Net income	$7,976	$3,230	$14,431	$4,973
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	2,780	3,178	5,744	6,564
Tax benefit from exercise of stock options	2,708	812	4,743	981
Amortization of convertible debentures deferred financing costs	460	401	861	802
Non cash warrant accretion	356	349	710	697
Income from investing activities	—	—	—	(1,508)
(Increase) decrease in Crosby Finance, LLC fair value	(49)	(47)	70	(54)
Increase (decrease) in cash from changes in:
Accounts receivable	3,589	2,750	(811)	10,042
Inventory	(318)	(507)	224	(83)
Prepaid expenses and other assets	(1,099)	2,916	1,389	723
Accounts payable	144	(4,206)	873	(969)
Accrued payroll and related benefits	3,310	1,934	(2,543)	(456)
Accrued expenses and other liabilities	738	224	(630)	(778)
Accrued restructurings	(705)	(2,149)	(3,288)	(5,442)
Refundable income taxes and income taxes accrued and payable	(1,501)	(394)	(402)	48
Deferred revenue	1,465	1,032	5,430	(1,622)

Net cash provided by operating activities	19,854	9,523	26,801	13,918

Cash flows from investing activities
Purchase of marketable securities	(44,141)	—	(77,011)	—
Purchases of property and equipment	(1,856)	(1,089)	(3,307)	(1,607)
Sales of investments	—	—	—	3,009
Acquisitions and related proceeds	—	—	—	3,370
Other	450	502	52	616

Net cash (used for) provided by investing activities	(45,547)	(587)	(80,266)	5,388

Cash flows from financing activities
Proceeds from exercise of stock options and purchase plans	8,062	5,312	15,266	7,615

Net cash provided by financing activities	8,062	5,312	15,266	7,615

Effect of exchange rate changes on cash and cash equivalents	(420)	(232)	(1,060)	(519)

Net (decrease) increase in cash and cash equivalents	(18,051)	14,016	(39,259)	26,402
Cash and cash equivalents, beginning of period	186,115	115,416	207,323	103,030

Cash and cash equivalents, end of period	$168,064	$129,432	$168,064	$129,432

Supplemental Financial Data
(Unaudited)
(In thousands, except per share data)

	Three Months Ended
	June 30,	Sept 30,	Dec 31,	March 31,	June 30,
	2003	2003	2003	2004	2004
Revenue
Enterprise solutions	$58,335	$57,114	$64,878	$66,601	$68,742
Developer solutions	5,067	7,348	5,860	5,367	6,835

Total	$63,402	$64,462	$70,738	$71,968	$75,577

Enterprise solutions	92%	89%	92%	93%	91%
Developer solutions	8%	11%	8%	7%	9%

Total	100%	100%	100%	100%	100%

Products	$47,063	$47,810	$53,234	$55,198	$56,455
Maintenance and professional services	16,339	16,652	17,504	16,770	19,122

Total	$63,402	$64,462	$70,738	$71,968	$75,577

Products	74%	74%	75%	77%	75%
Maintenance and professional services	26%	26%	25%	23%	25%

Total	100%	100%	100%	100%	100%

Domestic	$37,445	$37,581	$42,069	$40,467	$42,559
International	25,957	26,881	28,669	31,501	33,018

Total	$63,402	$64,462	$70,738	$71,968	$75,577

Domestic	59%	58%	59%	56%	56%
International	41%	42%	41%	44%	44%

Total	100%	100%	100%	100%	100%

Statements of Operations Data
Gross profit	$50,380	$51,524	$56,667	$58,142	$62,114
Gross margin	79.5%	79.9%	80.1%	80.8%	82.2%
Total operating expenses	$44,808	$44,953	$46,866	$48,609	$50,569
Income from operations	$5,572	$6,571	$9,801	$9,533	$11,545
Operating margin (1)	8.8%	10.2%	13.9%	13.2%	15.3%
Interest expense and other	$(1,869)	$(1,790)	$(2,452)	$(1,345)	$(1,623)
Income (loss) from investing activities	$47	$(74)	$80	$(119)	$49
Provision for income taxes	$520	$1,059	$1,214	$1,614	$1,995
Net income	$3,230	$3,648	$6,214	$6,455	$7,976
Diluted earnings per share	$0.05	$0.06	$0.10	$0.10	$0.12
Other Financial Data
Gross margin – products	83.8%	83.8%	83.2%	85.2%	86.1%
Gross margin – maintenance and professional services	67.0%	68.8%	70.5%	66.6%	70.6%
Authenticators shipped	744,000	764,000	829,000	901,000	857,000
Average selling price per authenticator	$42	$41	$42	$41	$41
Cash and cash equivalents and marketable securities	$129,432	$191,183	$207,323	$219,009	$244,631
Deferred revenue balance	$32,514	$31,186	$34,625	$38,590	$40,056
Book to bill ratio (2)	1.1	1.0	1.1	1.0	1.1
Day sales outstanding (DSO) (3)	39	45	44	49	42
Current ratio	2.0	2.1	1.4	1.4	1.6
Debt to equity ratio	0.3	0.3	0.3	0.3	0.2
Cash flow from operations	$9,523	$53,840	$13,748	$6,947	$19,854
Cash flow from operations per diluted share (4)	$0.16	$0.85	$0.21	$0.11	$0.30

(1)	Operating margin is equal to total income from operations as a percentage of total revenue for the period presented.

(2)	The book to bill ratio is equal to the ratio of total orders booked for the period as compared to total revenue for the period.

(3)	Restated to conform to current period presentation.

(4)	Cash flow from operations per diluted share is calculated as cash flow from operations divided by dilutive weighted average shares outstanding during the period.

Condensed Consolidated Statements of Operations
(Unaudited)

The following table sets forth certain consolidated financial data as a percentage of our total revenue:

			Percentage
			Increase
	Three Months Ended June 30,		(Decrease)
	2004	2003	in Dollars
Revenue
Products	74.7%	74.2%	20.0%
Maintenance and professional services	25.3	25.8	17.0

Total revenue	100.0	100.0	19.2

Cost of revenue
Products	10.4	12.0	2.7
Maintenance and professional services	7.4	8.5	4.3

Total cost of revenue	17.8	20.5	3.4

Gross margin	82.2	79.5	23.3

Costs and expenses
Research and development	20.5	20.9	16.9
Marketing and selling	35.6	36.5	16.1
General and administrative	8.7	13.3	(21.6)
Restructurings	2.1	—	100.0

Total	66.9	70.7	12.9

Income from operations	15.3	8.8	107.2
Interest expense and other	(2.1)	(2.9)	(13.2)
Income from investing activities	—	—	4.3

Income before provision for income taxes	13.2	5.9	165.9
Provision for income taxes	2.6	0.8	238.7

Net income	10.6%	5.1%	146.9%

(1)	General and administrative expenses for the quarter ended June 30, 2004 were reduced by $1,639 for the reimbursement of legal fees associated with the Company’s successful defense of an arbitration. Excluding the reimbursement of legal fees, general and administrative expenses would have been 10.9% of total revenue for the quarter ended June 30, 2004, which represents a decrease of 2.0% in general and administrative expenses as compared to the quarter ended June 30, 2003.